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                                                                   EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY



Name                                          Jurisdiction of Incorporation


Sanchez Mining, Inc.                                        Delaware

Cobre de Suaqui Verde, S.A. de C.V.                         Mexico

Sanou Mining Corporation                                    Bahamas